Exhibit 23.2
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                  CONSENT OF RICHARD A. EISNER & COMPANY, LLP.

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 14, 2001 (March 14, 2001 with respect to Note J[3]) on our audit of the consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2000.



Richard A. Eisner & Company, LLP


New York, New York
August 29, 2001